UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2023

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40170	98-1572314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
(Address of Principal Executive Offices)
(561) 988-1704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Gary Hobart to Chief Transformation Officer and Appointment of Mathieu Riffel as Acting Chief Financial Officer

On September 15, 2023, Terran Orbital Corporation (the “Company”) announced that Gary Hobart, the Company’s Chief Financial Officer, had transitioned from his current role into the newly created senior executive position of Chief Transformation Officer, effective the same date. Mr. Hobart will help the Company execute on its broader strategic agenda and lead growth initiatives as the Company continues to drive towards anticipated increased financial and operational scale over the next several years. Also on September 15, 2023, the Company appointed Mathieu Riffel (age 38) as Acting Chief Financial Officer, effective immediately. Mr. Riffel currently serves as the Company’s Senior Vice President and Corporate Controller and will retain this title in connection with his appointment. The purpose of this transition is to have Mr. Hobart assist in transforming the Company from a small business to a large profitable enterprise. In Mr. Hobart’s new role, he will assist in focusing the Company on increasing revenue growth and controlling general and capital expenditures with a goal of becoming EBITDA positive in Q1 2024.

Mr. Riffel has served as the Company’s Senior Vice President and Controller since September 1, 2023 and previously served as the Company’s Vice President and Controller from July 1, 2021 to August 31, 2023, during which he led the Company’s private-to-public accounting initiatives leading up to the Company’s merger with Tailwind Two Acquisition Corp. Prior to joining the Company, Mr. Riffel served as the Director of Finance at ADT Inc. from December 2020 to July 2021 and as Director of External Reporting from August 2018 to November 2020. From August 2008 to July 2018, Mr. Riffel held progressive roles in KPMG LLP’s audit practice, leaving the firm as an Audit Senior Manager. Mr. Riffel is a Certified Public Accountant in the state of Florida and graduated from the University of Florida with both a bachelor’s and a master’s degree in accounting.

There are no arrangements or understandings between Mr. Riffel and any other persons pursuant to which Mr. Riffel was appointed Acting Chief Financial Officer. There are no family relationships between Mr. Riffel and any other director or executive officer of the Company or any persons nominated or chosen by the Company to be a director or executive officer. There are no transactions to which the Company is a party and in which Mr. Riffel has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

•
On September 6, 2023, the Company announced a new lineup of seven standard satellite bus platforms that it will offer to customers.
•
On September 7, 2023, the Company announced the launch of its Responsive Space Initiative to provide customers with satellite buses within certain timeframes.
•
On September 11, 2023, the Company announced the official opening of its new 60,000-square-foot satellite manufacturing space in Irvine, California, bringing the total size of its existing manufacturing complex to approximately 98,000 square feet.
•
The Company announced the launch of ten satellites on September 2, 2023, incorporating buses manufactured by the Company for Lockheed Martin in connection with the Tranche 0 Transport Layer of the Space Development Agency’s Proliferated Warfighter Space Architecture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION

Date:	September 15, 2023	By:	/s/ James S. Black
James S. Black Senior Vice President, General Counsel and Secretary